                      INDEPENDENCE CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS


Independence Capital Management, Inc. (the "Adviser") is confident that its Directors, Officers, and other personnel act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the Fund's interests when its Directors, Officers and other personnel:

         o  know about present or future Fund portfolio transactions; or

         o  have the power to influence Fund portfolio transactions; and

         o  engage in securities transactions for their personal account(s).

In the interest of preventing conflict of interest, and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940, the Adviser has adopted this Code of Ethics to prohibit transactions that create, may create, or may appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures.

1.       About this Code of Ethics

         a. What does the Code do?

            o The Code sets forth specific prohibitions regarding securities transactions (including the writing of an option to purchase or sell a security).

            o The Code sets forth, in Appendix B, requirements regarding the reporting by access persons of personal securities transactions and the reporting of securities beneficially owned.

         b. Who is covered by the Code?

            o  Directors and Officers of the Adviser.

            o  Employees of the Adviser.

         c. Reading the Code

            Words appearing in the Code which are underlined are defined in Appendix A. The word "you" refers to persons who are covered by the Code.

2.       Statement of General Principles

         In recognition of the trust and confidence placed in the Adviser by the Fund, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following general principles.

         a. The interests of Fund shareholders are paramount. Shareholder interests must be placed before your own.

         b. You must accomplish all personal securities transactions in a manner that avoids conflict between your personal interests and those of the Fund and its shareholders.

         c. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with the Adviser, or that bring into question your independence or judgment.

3.       General Prohibitions Mandated by Law

         You may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

         a. Employ any device, scheme or artifice to defraud the Fund;

         b. Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         c. Engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

         d. Engage in any manipulative practice with respect to the Fund. ----

4.       Pre-clearance of Personal Securities Transactions of Investment
         Personnel

         a. Investment personnel shall obtain prior clearance from the Compliance Administrator before directly or indirectly purchasing or selling any security for an account in which they have (or by reason of such transaction will acquire) beneficial ownership or which they control; except prior clearance is not required for any of the following securities transactions:

            i. Purchase or sale of a security effected in any account over which investment personnel have no direct or indirect influence or control;


            ii.   Purchase or sale of a security which is non-volitional;

            iii. Purchase of a security which is part of an automatic dividend reinvestment plan;

            iv. Purchase of a security effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

            v. Purchase or sale of a security, if the security may not, as a matter of current operating policy, be considered for purchase for a Fund portfolio with respect to which you serve as investment personnel, and the security is not owned in the portfolio.

         b. Requests for pre-clearance may be made to the Compliance Administrator in person, or by telephone or electronic mail. The request shall identify the security and state the principal amount or number of shares of the security proposed to be purchased or sold. The Compliance Administrator shall record the request on a Pre-clearance Request Form, a copy of which is attached as Appendix C.

         c. The Compliance Administrator shall maintain for each portfolio of the Fund a list of all securities that the Adviser has purchased or sold within the last seven calendar days and all securities the Adviser is actively considering for purchase or sale within the next seven calendar days (the "Adviser's Securities List"). If the security for which pre-clearance has been requested (or a related security) is included in the Adviser's Securities List (for the portfolio that the requestor serves as investment personnel), the Compliance Administrator shall inform the person requesting pre-clearance that he or she may not purchase or sell the security for a personal account.

            If the security for which pre-clearance has been requested (or related security) is not included in the Adviser's Securities List (for the portfolio that the requestor serves as investment personnel), the Compliance Officer shall contact the portfolio manager of the portfolios of the Fund and ask the portfolio manager to update the Adviser's Securities List. If, after the updating of the Adviser's Securities List, the security for which pre-clearance has been requested (or a related security) is included in the Adviser's Securities List, the Compliance Administrator shall inform the person requesting pre-clearance that he or she may not purchase or sell the security for a personal account. If, after the updating of the Adviser's Securities List, the security for which pre-clearance has been requested (or a related security) is not included in the Adviser's Securities List (for the portfolio that the requestor serves as investment personnel), the Compliance Administrator shall notify the person requesting pre-clearance that he or she may purchase the security for a personal account.

            The Compliance Administrator shall complete a Pre-clearance Request Form with the information specified in the Form. The pre-clearance shall remain in effect for the remainder of the day in which it was granted.

         d. The Compliance Administrator and each of the portfolio managers of the Adviser shall be responsible for maintaining the Adviser's Securities List on a current basis. The list shall be updated each business day not later than 9:30 a.m. Eastern Time.

         e. Investment Personnel must obtain prior clearance from the Compliance Administrator before directly or indirectly purchasing any security offered in a private placement for an account in which they have (or by reason of such transaction will acquire) any beneficial ownership or which they control. The Compliance Administrator shall not pre-clear the proposed purchase of such security if, among other factors, the investment opportunity should be reserved for the Fund or if the opportunity is being offered to the individual by virtue of his or her position with the Adviser or any affiliate of the Adviser. Investment personnel who receive pre-clearance to purchase such security must agree to disclose the investment when they play a part in any subsequent consideration by the Adviser of an investment in the issuer of the security for the Fund. Information disclosed in connection with subsequent consideration of an investment in the issuer of the security shall be independently reviewed by investment personnel with no personal interest in the issuer.

5.       Ban on Short-Term Trading by Investment Personnel

         Investment personnel may not profit from the purchase and sale, or sale and purchase, of a security within 60 days, except from:

         a. Purchase and sale, or sale and purchase, of a security listed on a national securities exchange or the NASDAQ National Market and average daily trading of which was at least 4,000,000 shares during the past 90 days (or the period of time the security has so traded, if shorter);

         b. Purchase and sale, or sale and purchase, of a security effected in any account over which the investment personnel has no direct or indirect influence or control;

         c. Purchase and sale, or sale and purchase, of a security which is non-volitional; and

         d. Purchase and sale, or sale and purchase, of a security, if the security may not, as a matter of current operating policy, be considered for purchase for a Fund portfolio with respect to which you serve as investment personnel, and the security is not owned in the portfolio.

6. Ban on Purchase by Investment Personnel of Securities Offered in Initial Public Offering

         Investment personnel may not acquire any security as a part of an initial public offering by the issuer.

7.       Ban on Short Sales

         Investment Personnel may not sell short any security which is owned by a Fund with respect to which you serve as investment personnel, except that short sales may be made "against the box" for tax purposes. A short sale "against the box" is one in which the seller owns an amount of securities equivalent to the number he or she sells short.

8.       Limits on Accepting or Receiving Gifts

         You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

9.       Restriction on Purchase or Sale of Securities by Access Person

         Access persons may not knowingly purchase or sell, directly or indirectly, any security in which they have (or by reason of such transaction will acquire) any beneficial ownership on the same day the same (or a related) security is being purchased or sold for any Fund portfolio, except a security may be purchased or sold in the following circumstances:

         a. Purchase or sale of a security effected in any account over which the access person has no direct or indirect influence or control;

         b. Purchase or sale of a security which is non-volitional;

         c. Purchase of a security which is part of an automatic dividend reinvestment plan; and

         d. Purchase of a security effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

10.      Review and Enforcement of this Code of Ethics

         a. Duties and Responsibilities of the Compliance Administrator

            i. The Compliance Administrator will create, maintain and administer the Adviser's Securities List in accordance with
                  Section 4 of the Code. Every effort will be made to obtain the information required for making a pre-clearance decision as soon as reasonably possible. Once the required information is obtained, the Compliance Administrator will make the pre-clearance decision and immediately notify the person requesting pre-clearance.

            ii. As soon as practicable after each calendar quarter, the Compliance Administrator will compare all personal securities transactions reported by investment personnel with the Pre-clearance Request Forms executed during the quarter and with the transactions of the relevant Fund portfolio executed during the quarter and during the 10 days before and after the quarter. If the Compliance Administrator determines that a person has violated the Code, the Compliance Administrator will, as soon as practicable, obtain a statement from the person and provide the President of the Adviser with all relevant information regarding the violation.

            iii. As soon as practicable after each calendar quarter, the Compliance Administrator will prepare a list of all purchases and sales of securities during the quarter by access persons that are the same securities as (or related to) the securities purchased or sold by portfolios of the Fund during the quarter and during the 30 days before and after the quarter (the "Monitoring List"). The Monitoring List will show the date of the transaction, the name of the security, and the number of shares or dollar amount of the security, for each access person and each Fund portfolio. With respect to the purchase or sale of a security by investment personnel that occurred within seven calendar days of the purchase or sale of the same (or related) security by a Fund portfolio (with respect to which the person serves as investment personnel), the Compliance Administrator will include in the Monitoring List the reason(s) provided by the portfolio manager as to why the security was not on the Adviser's Securities List at the time of the transaction by the investment personnel. The Compliance Administrator will provide the Monitoring List to the President of the Adviser and counsel to the Adviser for general informational purposes.

            iv. The Compliance Administrator will report his or her personal securities transactions on a quarterly basis to the alternate Compliance Administrator appointed by the Board of Directors of the Adviser.

         b. Sanctions

            The President will impose upon each person who violates the Code such sanctions that the President deems appropriate. The Compliance Administrator will report the violation and the sanction imposed to the Fund's Board of Directors at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

11.      Interrelationship with the Adviser's and the Fund's Codes of Ethics

         a. General Principle

            A person who is both an Officer and/or Director of the Fund, and an Officer, Director and/or employee of the Adviser, is only required to report securities transactions under this Code.

         b. Documents and Information Provided by the Adviser to the Fund

            The Compliance Administrator shall:

            i. Submit to the Board of Directors of the Fund a copy of this Code;

            ii. Promptly report to the Fund in writing any material amendments to this Code;

            iii. Immediately furnish to the Fund, without request, information regarding any material violation of this Code by any person;

            iv. No less frequently than annually furnish to the Fund's Board of Directors a written report that (a) describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations and (b) certifies that the Fund and the Adviser have adopted procedures reasonably necessary to prevent access persons from violating the Code; and

            v. Promptly furnish to the Fund, upon request, copies of any reports made under this Code by any person who is also covered by the Fund's Code of Ethics.

12.      Recordkeeping

         The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the United States Securities and Exchange Commission.

         a. A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         b. A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place.

         c. A copy of each quarterly transaction report made by each access person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         d. A copy of each Pre-clearance Request Form completed by the Compliance Administrator will be preserved for a period of not less than five years from the end of the fiscal year in which it was made the first two years, in an easily accessible place.

         e. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

         f. A copy of each annual report to the Board will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

13.      Miscellaneous

         a. Confidentiality

                  All personal securities transactions reports and any other information filed under this Code will be treated as confidential.

         b. Interpretation of Provisions

            The Compliance Administrator may from time to time adopt such interpretations of this Code as he or she deems reasonable and appropriate, consistent with all applicable laws and regulations.

         c. Periodic Review and Reporting

            The Compliance Administrator will report to the Board of Directors of the Adviser periodically as to the operation of this Code and will address in any such report the need (if any) for further changes or modifications to this Code.




Adopted:  June 28, 2001

                                   APPENDIX A

                                   Definitions


Access person includes any (i) Director or Officer of the Adviser or the Fund,
(ii) any employee of the Adviser or the Fund (or of any company in a control relationship to the Adviser or the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendations regarding the purchase or sale of securities by the Fund, and (iii) any natural person in a control relationship to the Adviser or the Fund, or whose functions relate to the making of any recommendations to the Fund regarding the purchase or sale of securities.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Compliance Administrator is the person that is appointed by the Board of Director of the Adviser to serves as compliance administrator of this Code of Ethics and such other person or persons appointed by the Board to serve as an alternate Compliance Administrator of this Code of Ethics in the absence of the regular Compliance Administrator or when necessary to assure independence in compliance administration.

Control means the same as it does in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Employee of an entity is any person who is employed by the entity as an employee or who regularly performs services for the entity as a loaned employee provided by another entity.

Fund is Penn Series Funds, Inc.

Investment personnel is (i) any employee of the Adviser or the Fund (or of any company in a control relationship to the Adviser or the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and
(ii) natural person who controls the Adviser or the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security or securities means the same as they do under Section 2(a)(36) of the 1940 Act, except that they do not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end mutual funds.

A security held or to be acquired by the Fund means any security which, within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Adviser for purchase by the Fund.

A security is being purchased or sold by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

                                   APPENDIX B

              Reports Regarding Beneficial Ownership of Securities
                           and Securities Transactions

1.       Reports of Beneficial Ownership of Securities

         If you are an access person, you must provide the Compliance Administrator with a complete listing of all securities you beneficially own as of December 31 of each year. You must submit your initial report within 10 days of the date you first become an access person, and you must submit annual reports thereafter no later than 30 days after the end of each calendar year. A form of Report Regarding Securities Beneficially Owned is included in this Appendix B.

2.       Transaction Reports

         a.       Quarterly Reports:

                  i. On a quarterly basis, you must report transactions in securities and the name and address of any broker, dealer or bank with whom you maintain any account and in which securities are held for your direct or indirect benefit. You must submit your report to the Compliance Administrator no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A form of Quarterly Personal Securities Transactions Report is included in this Appendix B.

                  ii. If you had no reportable transactions during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                  iii. You are not required to report your transactions under the Fund's Code of Ethics if you are required to report your transactions under this Code.

         b.       What Securities are Covered Under Your Quarterly Reporting
                  Obligation?

                  You must report all transactions in a security in which you acquire direct or indirect beneficial ownership.

         c.       What Securities Transactions May Be Excluded from Your Report?

                  You are not required to detail or list the following securities or transactions on your report:

                  i. Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                  ii. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase securities issued by your employer.

                  iii. Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  iv. Purchases or sales which are non-volitional on the part of a person, including purchase or sales upon exercise of puts and calls written by the person and sales from a margin account to a bona fide margin call.

                  You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

                 Report Regarding Securities Beneficially Owned



Name of Reporting Person:
                         -------------------------------------------------------

Date:
     ---------------------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------
                                                    No. of Shares/        Name of Broker, Dealer or Bank with Whom
    Name of Issuer        Title of Security        Principal Amount                 Account is Maintained
----------------------- ----------------------- ----------------------- ----------------------------------------------
----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

----------------------- ----------------------- ----------------------- ----------------------------------------------

If you do not beneficially own any securities, please check here. |_|

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities. ______________________________________________________________

______________________________________________________________________________

______________________________________________________________________________





 -----------------------------                       ----------------
         Signature                                         Date

                Quarterly Personal Securities Transactions Report


Name of Reporting Person:
                         ----------------------------------------------------

Calendar Quarter Ended:
                       --------------------------------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------
                                                                                                Name of Broker, Dealer
 Name of       Date of       Title of        No. of Shares/          Type of                  or Bank Effecting
  Issuer      Transaction     Security       Principal Amount       Transaction     Price          Transaction
------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------
------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

------------ --------------- ------------ ----------------------- ---------------- -------- --------------------------

If you had no reportable transactions during the quarter, please check here. |_|

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities. _______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Name and address of the broker, dealer and/or bank with whom you maintain an account and in which securities are held for your direct or indirect benefit.

_______________________________________________________________________________


_______________________________________________________________________________


______________________________________________________________________________



   -------------------------                    ---------------
         Signature                                     Date

                                   APPENDIX C


                      Independence Capital Management, Inc.

                           Pre-clearance Request Form



Name of Person Requesting Pre-clearance:  ______________________________________

Name(s) of Account(s)
for Which Pre-clearance is Requested:  _________________________________________

Name of Issuer of Security:  ___________________________________________________
                  --------

Title (Description) of Security:  ______________________________________________
                       --------

Number of Shares or Principal Amount:  _________________________________________

Is Security on Adviser's Securities List?:           Yes ______      No ______
   --------

Names of Portfolio Managers Consulted to
Update Adviser's Securities List:  ____________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Date and Time of Adviser's Securities List
Update by Portfolio Manager:            Date:  ______________  Time:  _________


Pre-clearance Granted:  _________________   Pre-clearance Denied:  _____________




                                           ------------------------------------
                                                    Barbara S. Wood
                                                 Compliance Administrator

Date:  ______________________


                                      C-1